UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 12, 2013

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-24843	47-0810385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1004 Farnam Street, Suite 400, Omaha, Nebraska		68102
(Address of principal executive offices)		(Zip Code)

(402) 444-1630
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective November 12, 2013, America First Tax Exempt Investors, L.P. (the “Partnership”) changed its name from America First Tax Exempt Investors, L.P. to America First Multifamily Investors, L.P.  The Partnership filed with the Delaware Secretary of State a Certificate of Amendment to its Certificate of Limited Partnership (the “LP Certificate of Amendment”) and the Partnership’s general partner executed an Amendment (the “LP Amendment”) to the Agreement of Limited Partnership of the Partnership to effectuate the name change.  The LP Certificate of Amendment and the LP Amendment are attached as Exhibits 3.2 and 3.4, respectively, to this Current Report on Form 8-K.

The Partnership’s trading symbol for its common units, which are currently listed on the NASDAQ Global Select Market as “ATAX” will remain the same.  The CUSIP number for the Partnership’s common units also will remain the same.

Item 9.01  Financial Statements and Exhibits.

(a)  Not applicable.
(b)  Not applicable.
(c)  Not applicable.
(d)  Exhibits.

The following exhibits are being furnished with this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Certificate of Limited Partnership of America First Tax Exempt Investors, L.P.

3.2	Amendment to the Certificate of Limited Partnership, effective November 12, 2013

3.3	Agreement of Limited Partnership of the Partnership dated October 1, 1998 (incorporated by reference to Exhibit 4.2 of registrant’s Registration Statement on Form S-3 (Reg. No. 333-191014))

3.4	Amendment to Agreement of Limited Partnership of the Partnership dated November 12, 2013

4.1	Form of Beneficial Unit Certificate of the Partnership

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA FIRST TAX EXEMPT INVESTORS, L.P.
Date: November 12, 2013

	By:	/s/ Mark A. Hiatt
Printed Name: Mark A. Hiatt
Title: President

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Limited Partnership of America First Tax Exempt Investors, L.P.

3.2	Amendment to the Certificate of Limited Partnership, effective November 12, 2013

3.3	Agreement of Limited Partnership of the Partnership dated October 1, 1998 (incorporated by reference to Exhibit 4.2 of registrant’s Registration Statement on Form S-3 (Reg. No. 333-191014))

3.4	Amendment to Agreement of Limited Partnership of the Partnership dated November 12, 2013

4.1	Form of Beneficial Unit Certificate of the Partnership